EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



January 10, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Planetlink Communications, Inc. - Form S-8


Gentlemen:

         I have acted as counsel to Planetlink Communications, Inc., a Georgia corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 60,000,000 shares of its common stock, ("Incentive Shares"), par value $0.001 per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2005. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.


                                                 Very truly yours,

                                                 /s/  Norman T. Reynolds

                                                 Norman T. Reynolds